UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

STARLIGHT SUPPLY CHAIN MANAGEMENT COMPANY

(Exact name of Registrant as specified in its charter)

NEVADA	90-1035363
(State of Incorporation or Organization)	I.R.S. Employment Identification Number

Room 805-806, Xinghe Century Towers A, CaiTian oad No. 3069

Shenzhen City, Futian District, People’s Republic of China

(Address of Principal Office

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-197291

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per shares

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

Starlight Supply Chain Management Company (the “Registrant”) hereby incorporates by reference the description of its $.001 par value common stock to be registered hereunder (the “Common Stock”) in the section captioned “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No 333-197291), as amended and filed with the U.S. Securities and Exchange Commission (the “Commission”) on July 8, 2014 and declared effective on September 3, 2014 (the “Registration Statement”). The Registrant also incorporates by reference the descriptions of the changes in the number of authorized shares of Common Stock described in the Current Reports on Form 8-K filed by the Registrant with the Commission on June 13, 2016 and September 23, 2016.

As of the date of this filing, there are 6,606,065,482 shares of the Registrant’s Common Stock outstanding.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Articles of Incorporation(1)

3.1	Articles of Incorporation (Amended)(2)

3.1	Articles of Incorporation (Amended)(3)

3.2	Bylaws(1)

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on July 8, 2014.
(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 13, 2016.
(3)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 23, 2016.

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SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STARLIGHT SUPPLY CHAIN MANAGEMENT COMPANY (Registrant)

Date: November 22, 2016	By:	/s/ CHAN Wai Lun
	Name:	CHAN Wai Lun
	Title:	Chief Executive Officer

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